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                                                                   EXHIBIT 10.23

                                AMENDMENT NO. 2

                                    TO THE

                           MASTER PURCHASE AGREEMENT

                                    BETWEEN

                         K*TEC ELECTRONICS CORPORATION

                                      AND

                              EMULEX CORPORATION

                  AMENDMENT EFFECTIVE DATE: FEBRUARY 1, 1999


The parties agree that the above referenced Agreement is amended to include the following as a new Section 14:

14.  Electronic Data Interchange

     14.1  Purpose

           Seller and Buyer hereby agree to establish a system of Electronic Data Interchange ("EDI") whereby communication and/or transactions between Seller and Buyer can be accomplished through electronic means, rather than by writing on paper. All communications and/or transactions between the parties effected by means of third party public data networks, diskettes transmitted between parties, or other electronic means shall be subject to this Amendment. All EDI between the parties hereunder shall be transmitted and formatted in accordance with the American National Standards Institute Business Data Interchange (ANSI X.12) Standard identified by number, version, and date.

     14.2  EDI Operations

           14.2.1 Technical operational details necessary to implement the EDI relationship contemplated herein, such as defining transaction standards and sets and selection of third party networks, shall be mutually agreed upon and followed by the parties in good faith using reasonable efforts. Such operational details need not be signed as a supplement to this Amendment. Each party must acquire a user identification number ("User-ID") to transmit and receive EDI transmissions. As soon as is practicable after execution of this Amendment, each party shall notify the other party in writing of its User-ID. Each party shall take commercially reasonable steps to safeguard access to its User-ID, including, without limitation, preventing any employee, representative, or agent from disclosing its User-ID to unauthorized third parties.


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           14.2.2  An EDI transmission shall be deemed received when the network delivers such document to the receiving party's network mailbox. If such delivery occurs on a weekend or holiday, receipt shall be deemed to occur on the next business day. Upon proper receipt of a transmission, the receiving party shall promptly transmit an acknowledgment confirming that such transmission has been received. The acknowledgment shall also be used to notify the sender that the receiver does or does not accept the substance of the received transmission.

     14.3  EDI Transaction Enforceability

           The parties agree that all rights, duties and obligations which would accrue upon receipt of data in the form of paper documentation shall also accrue upon receipt of the data in electronic form via EDI. A transmission containing a User-ID or other company identifier will be considered a "writing" or "in writing" and to have been "signed," as such terms are used in the California Uniform Commercial Code. Any computer printout of such EDI transmission will be considered to be an "original" when maintained in the normal course of business and will be legally admissible as between the parties to the same extent and under the same conditions as other business records maintained in documentary form, including, without limitation, with regard to the business records exception to the hearsay rule, the best evidence rule, or the Statute of Frauds.

     14.4  Third Party Public Data Network Use; Equipment

           Unless otherwise agreed, each Buyer is responsible for establishing its own agreements with third party networks ("Network"). Unless otherwise agreed, connect time and any other charges of such Network shall be paid by the party initiating each communication. Each party shall provide and maintain at its own expense the equipment, software, services, and testing necessary to effectively and reliably transmit and receive transmissions hereunder.

     14.5  Transmission Errors

           Each party shall have in place reasonable controls to assure timely handling of EDI transmissions and to promptly contact the sending agent for corrective action in the event of a transmission error.

     14.6  Security Duties

           Each party is solely responsible for the selection, implementation, and maintenance of appropriate security products, tools, tests, and procedures sufficient to meet its requirements for protecting its programs and data from improper access, loss, alteration, or destruction.

     14.7  Year 2000 Compliance

           14.7.1 "Year 2000 Compliance" requires that each product accurately processes date data (including, but not limited to, calculating, comparing,


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                   sequencing, storing, and rendering) from, into, during, and between the 20th and 21st centuries, including leap year calculations, and will not malfunction or produce any invalid or incorrect results due to dates on or after January 1, 2000. Year 2000 Compliance includes, without limitation, date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that correctly reflect the century.

           14.7.2 All EDI transmissions provided hereunder that specify, involve, or include calculations using year dates from or after the year 2000 shall meet the requirements of Year 2000 Compliance as defined above, insofar as the equipment owned and controlled by each party is Year 2000 Compliant. Neither party shall be liable to the other in any way for failure to achieve Year 2000 Compliance resulting from non-compliant equipment or software owned or controlled solely by its selected Network. If a party's Network is found not to be Year 2000 Compliant, that party shall take commercially reasonable steps to resolve such non-compliance, including but not limited to selecting a Network that is Year 2000 Compliant. During such time, the parties shall work together in good faith to continue doing business under the Agreement using other means of communications as agreed between the parties.

2. Except as amended above, all terms and conditions of the Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

K*TEC ELECTRONICS CORPORATION    EMULEX CORPORATION

By: /s/ Larry Olson              By: /s/ Paul Folino
    ----------------                 -------------------------
(Signature)                      (Signature)

Name: Larry Olson                Name: Paul Folino
      --------------                   -----------------------
(Printed or Typed)               (Printed or Typed)

Title: President                 Title: President and CEO
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Date: March 17, 1999             Date: March 24, 1999
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